Exhibit 99.1

750 Route 202 South Suite 600 Bridgewater, NJ 08807

Press Release:

SYNCHRONOSS TECHNOLOGIES, INC. ANNOUNCES

FIRST QUARTER 2011 FINANCIAL RESULTS

•	Non-GAAP total revenue of $53.4 million increases 52% year-over-year

•	Non-GAAP operating income of $12.0 million increases 61% year-over-year

•	Non-GAAP EPS of $0.20 increases 43% year-over-year

BRIDGEWATER, NJ – May 3, 2011 – Synchronoss Technologies, Inc. (NASDAQ: SNCR), the world’s leading provider of transaction management, cloud enablement and connectivity services for connected devices, today announced financial results for the first quarter of 2011.

“The first quarter was a strong start to the new year, with revenue exceeding our expectations and non-GAAP operating income growing by over 60% year-over-year while at the same time we increased investments in our strategic growth initiatives,” said Stephen G. Waldis, President and Chief Executive Officer of Synchronoss.”

“We believe that Synchronoss’ long-term growth profile continues to improve. We are in the early stages of expanding relationships with major tier one service providers, such as Verizon and Vodafone, and we believe that significant growth potential remains with our largest customer, AT&T. In addition, we will introduce new smart connectivity capabilities to our ConvergenceNow® Plus+™ platform in late 2011 that we believe will enhance our value proposition to service providers and OEMs, further embed Synchronoss directly on devices and expand our market opportunity.”

For the first quarter of 2011, Synchronoss reported generally accepted accounting principles (“GAAP”) net revenues of $52.9 million, an increase of 51% compared to the first quarter of 2010. Gross profit was $28.3 million in the first quarter of 2011. Income from operations, determined in accordance with GAAP, was $1.7 million, including a $4.2 million charge related to the earn-out provision associated with the FusionOne acquisition. The charge was taken to reflect the continued performance of FusionOne following the acquisition, including the company’s visibility into expected contributions for the remainder of 2011. GAAP net income applicable to common stockholders was $1.5 million and GAAP diluted earnings per share were $0.04, compared to $0.09 for the first quarter of 2010.

Synchronoss reported non-GAAP net revenues, which adds back the purchase accounting adjustment to FusionOne’s revenues, of $53.4 million, an increase of 52% compared to the first quarter of 2010. Non-GAAP gross profit for the first quarter of 2011 was $30.1 million, representing a non-GAAP gross margin of 56%. Non-GAAP income from operations was $12.0 million in the first quarter of 2011, representing a year-over-year increase of 61% and a non-GAAP operating margin of 23%. Non-GAAP net income, which takes into account adjustments to non-GAAP income from operations, was $7.8 million in the first quarter of 2011, leading to non-GAAP diluted earnings per share of $0.20, an increase of 43% compared with $0.14 for the first quarter of 2010.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

“Synchronoss expanded its non-GAAP gross margin by approximately 400 basis points on a year-over-year basis, which drove the strong growth in non-GAAP operating income and earnings per share during the quarter,” said Lawrence R. Irving, Chief Financial Officer and Treasurer. ”While we plan to increase R&D investments in order to accelerate our time to market and meet customer demand for our new SmartMobility™ product, our gross margin and bottom line objectives remain consistent for the full year 2011. Equally important, our increased product investments are a clear reflection of our optimism regarding Synchronoss’ ability to monetize this new and highly complementary market opportunity.”

Other First Quarter and Recent Business Highlights:

•	Business related to AT&T accounted for approximately $27.1 million of revenue, representing 51% of total non-GAAP revenue. Business outside of the AT&T relationship accounted for approximately $26.3 million of non-GAAP revenue, or a record level of 49% of total non-GAAP revenue for the quarter. Verizon was the largest contributor to Synchronoss’ business outside of AT&T, representing over 10% of the company’s revenue for the quarter.

•	Synchronoss issued a separate press release today announcing that it will enhance its ConvergenceNow® Plus+ platform with the addition of SmartMobility™. SmartMobility will drive faster and more efficient device connectivity from the cloud. Synchronoss also announced the acquisition of privately-held Sapience Knowledge Systems, which brings significant domain expertise and will help accelerate Synchronoss’ time to market with its new mobility management products.

•	Reached a milestone in scalability with the Company’s ConvergenceNow®Plus+™ platform and its Network Address Book module. The Synchronoss platform has been performing live production deployments routinely supporting more than 4,000 transactions per minute and managing bursts in excess of 400 transactions per second when needed.

•	Expanded its ConvergenceNow® Plus+™ platform’s Content Transfer & Synchronization module to migrate content over the air between connected devices for the iPhone® to both GSM and CDMA versions. The expanded support offers consumers more choice and further enables them to transfer their contacts and content when moving between mobile devices.

•	Introduced the Enterprise Edition of the Company’s ConvergenceNow® Platform, includes a customized portal for operator administrators, customer account managers and individual subscribers that is designed to streamline the ordering and provisioning process for wireless devices and communication services.

Conference Call Details

In conjunction with this announcement, Synchronoss will host a conference call on Tuesday, May 3, 2011, at 4:30 p.m. (ET) to discuss the company’s financial results. To access this call, dial 866-730-5764 (domestic) or 857-350-1588 (international). The pass code for the call is 43741186. Additionally, a live web cast of the conference call will be available on the “Investor Relations” page on the company’s web site, www.synchronoss.com.

Following the conference call, a replay will be available at 888-286-8010 (domestic) or 617-801-6888 (international). The replay pass code is 62670001. An archived web cast of this conference call will also be available on the “Investor Relations” page of the company’s web site, www.synchronoss.com.

Non-GAAP Financial Measures

Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP revenues, operating income, net income, effective tax rate, and earnings per share. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above add back the deferred revenue write-down associated with FusionOne acquisition, fair value stock-based compensation expense, acquisition-related costs, changes in the contingent consideration obligation, deferred compensation expense related to earn outs and amortization of intangibles associated with acquisitions.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Synchronoss Technologies, Inc.

Synchronoss Technologies (NASDAQ: SNCR) is the world’s leading provider of transaction management, cloud enablement and connectivity services for connected devices, The company’s technology platforms ensure a simple and seamless on-demand channel for service providers and their customers . For more information visit us at:

Forward-looking Statements

This document may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook” or words of similar meanings. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Synchronoss’ Annual Report on Form 10-K for the year ended December 31, 2010 and other documents filed with the U.S. Securities and Exchange Commission. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. Synchronoss does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

The Synchronoss logo, Synchronoss, ConvergenceNow, InterconnectNow, ConvergenceNow Plus+ and SmartMobility are trademarks of Synchronoss Technologies, Inc. All other trademarks are property of their respective owners.

SYNCHRONOSS TECHNOLOGIES, INC.
BALANCE SHEETS
(in thousands, except per share data)
(Unaudited)

	March 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$184,575	$180,367
Marketable securities	4,143	1,766
Accounts receivable, net of allowance for doubtful accounts of $183 and $558 at
March 31, 2011 and December 31, 2010, respectively	42,710	34,940
Prepaid expenses and other assets	10,446	8,606
Deferred tax assets	3,275	3,272

Total current assets	245,149	228,951
Marketable securities	12,165	7,502
Property and equipment, net	33,551	32,622
Goodwill	27,604	19,063
Intangible assets, net	32,347	33,231
Deferred tax assets	16,870	16,432
Other assets	2,496	2,598

Total assets	$370,182	$340,399

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,927	$7,013
Accrued expenses	11,657	12,999
Deferred revenues	12,684	5,143

Total current liabilities	32,268	25,155
Lease financing obligation — long term	9,216	9,205
Contingent consideration obligation	23,006	16,915
Other liabilities	1,089	1,101
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000 shares authorized, 0 shares issued and
outstanding at March 31, 2011 and December 31, 2010, respectively	—	—
Common stock, $0.0001 par value; 100,000 shares authorized, 39,757 and 38,863 shares
issued; 37,757 and 36,863 outstanding at March 31, 2011 and December 31, 2010, respectively	4	4
Treasury stock, at cost (2,000 shares at March 31, 2011 and December 31, 2010)	(23,713)	(23,713)
Additional paid-in capital	271,939	255,656
Accumulated other comprehensive loss	(24)	(182)
Retained earnings	56,397	56,258

Total stockholders’ equity	304,603	288,023

Total liabilities and stockholders’ equity	$370,182	$340,399

SYNCHRONOSS TECHNOLOGIES, INC.
STATEMENT OF INCOME
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,

	2011	2010
Net revenues	$52,878	$35,063
Costs and expenses:
Cost of services (2)(4)*	24,611	17,642
Research and development (2)(3)(4)	10,103	4,284
Selling, general and administrative (2)(3)(4)	10,147	6,477
Net change in contingent consideration obligation	2,916	—
Depreciation and amortization	3,358	1,995

Total costs and expenses	51,135	30,398

Income from operations	1,743	4,665
Interest and other income	168	111
Interest and other expense	(295)	(274)

Income before income tax expense	1,616	4,502
Income tax expense	(1,477)	(1,769)

Net income	$139	$2,733

Net income per common share:
Basic (1)	$0.04	$0.09

Diluted (1)	$0.04	$0.09

Weighted-average common shares outstanding:
Basic	36,857	31,036

Diluted	38,431	31,910

* Cost of services excludes depreciation which is shown separately.
(1) Adjustment to net income for equity mark-to-market on contingent consideration obligation:
Net income	$139	$2,733
Income effect for equity mark-to-market on contingent consideration obligation, net of tax	1,342	—

Net income applicable to shares of common stock for earnings per share	$1,481	$2,733

(2) Amounts include fair value stock-based compensation as follows:
Cost of services	$1,132	$835
Research and development	832	355
Selling, general and administrative	2,596	1,615

Total fair value stock-based compensation expense	$4,560	$2,805

(3) Amounts include acquisition-related costs as follows:
Research and development	106	—
Selling, general and administrative	188	—

Total acquisition-related expense	$294	$—

(4) Amounts include fair value earn-out cash and stock compensation as follows:
Cost of services	$124	$—
Research and development	466	—
Selling, general and administrative	735	—

Total fair value earn-out cash compensation expense	$1,325	$—

SYNCHRONOSS TECHNOLOGIES, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,

	2011	2010
Non-GAAP financial measures and reconciliation:
GAAP Revenue	$52,878	$35,063
Add: Deferred Revenue Write-Down	533	—

Non-GAAP Revenue	$53,411	$35,063

GAAP income from operations	$1,743	$4,665
Add: Deferred revenue write-down	533	—
Add: Fair value stock-based compensation	4,560	2,805
Add: Acquisition-related costs	294	—
Add: Net change in contingent consideration obligation	2,916	—
Add: Deferred compensation expense — earn-out	1,325	—
Add: Amortization expense	660	—

Non-GAAP income from operations	$12,031	$7,470

GAAP net income attributable to common stockholders	$139	$2,733
Add: Deferred revenue write-down, net of tax	399	—
Add: Fair value stock-based compensation, net of tax	3,416	1,703
Add: Acquisition-related costs, net of taxes	220	—
Add: Net change in contingent consideration obligation, net of tax	2,184	—
Add: Deferred compensation expense — earn-out, net of tax	993	—
Add: Amortization expense, net of tax	494	—

Non-GAAP net income	$7,845	$4,436

Diluted non-GAAP net income per share	$0.20	$0.14

Weighted shares outstanding — Diluted	38,431	31,910

SYNCHRONOSS TECHNOLOGIES, INC.
STATEMENT OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Operating activities:
Net income	$139	$2,733
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	3,358	1,995
Loss on disposal of fixed assets	—	24
Amortization of bond premium	20	—
Deferred income taxes	(441)	(22)
Non-cash interest on leased facility	229	228
Stock-based compensation	5,473	2,805
Changes in operating assets and liabilities:
Accounts receivable, net of allowance for doubtful accounts	(7,512)	(2,657)
Prepaid expenses and other current assets	2,164	319
Other assets	(57)	(310)
Accounts payable	868	680
Accrued expenses	(4,410)	(3,081)
Contingent consideration obligation	3,328	—
Excess tax benefit from the exercise of stock options	(4,004)	(230)
Other liabilities	(12)	300
Deferred revenues	7,541	1,561

Net cash provided by operating activities	6,684	4,345
Investing activities:
Purchases of fixed assets	(3,221)	(531)
Proceeds from the sale of fixed assets	—	1
Purchases of marketable securities available-for-sale	(7,376)	(3,099)
Maturity of marketable securities available-for-sale	288	298
Business acquired, net of cash	(2,900)	—

Net cash used in investing activities	(13,209)	(3,331)
Financing activities:
Proceeds from the exercise of stock options	6,806	1,439
Excess tax benefit from the exercise of stock options	4,004	230
Payments on capital obligations	(263)	(212)

Net cash provided by financing activities	10,547	1,457

Effect of exchange rate changes on cash	186	—

Net increase in cash and cash equivalents	4,208	2,471
Cash and cash equivalents at beginning of year	180,367	89,924

Cash and cash equivalents at end of period	$184,575	$92,395

SOURCE: Synchronoss Technologies, Inc.

Synchronoss Technologies, Inc.
Investor:
Tim Dolan, 617-956-6727
investor@synchronoss.com
or
Media:
Stacie Hiras, 908-547-1260
Stacie.hiras@synchronoss.com